                                                                                                                               Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2001 (except for paragraphs 4, 5 and 6 of Note 12, as to which the date is March 30, 2001), in the Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-45457) and related Prospectus of Amscan Holdings, Inc.

                                                                                                          /s/ Ernst & Young LLP

Stamford, Connecticut
July 13, 2001